Exhibit 10.2

September 24, 2013

BACKSTOP AGREEMENT

WHEREAS, this backstop agreement (the “Agreement”) sets out the agreement among: (a) Lone Pine Resources Inc. (“Lone Pine”), Lone Pine Resources Canada Ltd. (“Lone Pine Canada”), Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC and Wiser Oil Delaware, LLC (collectively, including Lone Pine and Lone Pine Canada, the “Companies”) and (b) each of the other signatories to this Agreement or to an Adhesion Agreement in the form attached as Schedule B hereto (each a “Backstopper” and collectively the “Backstoppers”), regarding the obligation of Backstoppers to purchase any and all Preferred Shares (as defined below) that are offered but not otherwise purchased pursuant to the Subscription Privilege under the Share Offering (each as defined below), on the terms and conditions set forth in this Agreement and the Plan (as defined below);

WHEREAS, the Companies and the Initial Backstoppers (as defined in Schedule A), in their capacities as holders of unsecured 10.375% senior notes due 2017 issued by Lone Pine Canada and guaranteed by the other Companies (the “Notes”), are party to a Support Agreement dated the date hereof (together with the Schedules thereto, the “Support Agreement”) regarding the principal aspects of a series of transactions (collectively, the “Recapitalization”) under which it is contemplated that, among other things, the Notes, the guarantees of the Notes and potentially certain other unsecured claims will be compromised and extinguished in exchange for common shares in the capital of reorganized Lone Pine and the right to participate in an offering to eligible subscribers (the “Share Offering”) of preferred shares of Lone Pine (“Preferred Shares”), all as more fully defined and described in the Support Agreement and in the term sheet attached thereto as Schedule B and forming a part thereof (the “Term Sheet”, with the terms of the Recapitalization set out therein, in the Support Agreement and in this Agreement being, collectively, the “Recapitalization Terms”), which Recapitalization Terms shall form the basis for the terms of, be set forth in, and be implemented pursuant to, a plan of arrangement (the “Plan”) to be filed in respect of the Companies in proceedings (the “Recapitalization Proceedings”) to be commenced under the Companies’ Creditors Arrangement Act and Chapter 15 of the United States Bankruptcy Code; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Schedules hereto or in the Support Agreement.

NOW THEREFORE, the Companies and the Backstoppers (each, a “Party” and collectively, the “Parties”) hereby agree as follows:

1.                                      Share Offering

(a)                                 Subject to and in accordance with the terms and conditions of this Agreement, the Companies shall undertake the Share Offering as part of the Plan, pursuant to which each Eligible Subscriber (including each of the Backstoppers) will have the right to participate in the Share Offering by electing, in accordance with the provisions of the Plan, to subscribe for and purchase from the Issuer its pro rata share (based on the fraction that its unsecured claim amount, which is to be compromised in the Recapitalization Proceedings in exchange for common shares of the Issuer, represents of the total unsecured claim amount that is to be so compromised) of Preferred Shares under the Share Offering (the “Subscription Privilege”).

(b)                                 The subscription price for any Preferred Shares issued pursuant to the Subscription Privilege or any Backstop Purchase Obligation shall be as provided in the Plan (the “Issue Price”).

(c)                                  The Plan shall provide for: (i) the manner in which Eligible Subscribers may elect to participate in the Share Offering (including the Election Deadline); (ii) the manner in which Participating Subscribers will be informed of the number of Preferred Shares to be acquired by them on implementation of the Plan pursuant to the Subscription Privilege, and the aggregate Issue Price therefor; (iii) the date by which Participating Subscribers must deposit in escrow the aggregate Issue Price for all such Preferred Shares subscribed for by them, failing which they will cease to be Participating Subscribers and their subscription for Preferred Shares pursuant to the Subscription Privilege shall be null and void; (iv) the manner in which the Backstoppers will be informed of the number of Preferred Shares not validly subscribed for pursuant to the Subscription Privilege; and (v) the release to the Issuer of funds from escrow in respect of the aggregate Issue Price for the Preferred Shares subscribed for pursuant to the Subscription Privilege.

(d)                                 The total number of Preferred Shares to be issued under the Share Offering is the number determined by dividing the Total Offering Size by the Issue Price; provided that no fractional Preferred Shares shall be issued under the Share Offering.  To the extent that any Eligible Subscriber would otherwise be entitled to receive a fractional Preferred Share in connection with an acquisition of Preferred Shares pursuant to the Subscription Privilege, its Backstop Purchase Obligation or otherwise, the number of Preferred Shares acquired by such Eligible Subscriber shall be rounded down to the nearest whole number.

2.                                      Covenants and Agreements of the Backstoppers

(a)                                 Subject to and in accordance with the terms and conditions of this Agreement, each of the Backstoppers hereby severally agrees to:

(i)                                    purchase from the Issuer, at the Issue Price and on the Implementation Date, its pro rata share (based on the fraction that its Backstop Commitment represents of the Total Offering Size) of the Preferred Shares that were not otherwise subscribed for and taken up pursuant to the Subscription Privilege (the “Backstopped Shares”);

(ii)                                 co-operate with the Companies (at the Companies’ sole cost and expense) in obtaining such consents and approvals as are required in order to permit such Backstopper to acquire all of the Preferred Shares that may be issued to it pursuant to the Share Offering and this Agreement; and

(iii)                              co-operate with the Companies (at the Companies’ sole cost and expense) in the preparation of the Information Circular to the extent information is required from the Backstopper or is otherwise contemplated hereunder.

(b)                                 An Eligible Subscriber that is not already a Backstopper may become a Backstopper (a “New Backstopper”) by executing and delivering to the Companies and the other Backstoppers, not later than 4:00 p.m. (Calgary time) on the 10th Business Day following the date on which the Information Circular is sent to Noteholders (or such other date as the Companies and the Initial Backstoppers may agree in writing) (the “Assignment Deadline”), both:

(i)                                    an Adhesion Agreement substantially in the form of Schedule B to this Agreement; and

(ii)                                 if the Eligible Subscriber is a Noteholder and not already a party to the Support Agreement, a joinder to the Support Agreement in form and substance acceptable to the Companies and to the Initial Backstoppers.  Such joinder shall be consistent with the form of Consent Agreement at Schedule C to the Support Agreement, with such adjustments as are appropriate to reflect circumstances not involving a transfer of Notes

The Backstop Commitment of a New Backstopper (the “Assigned Commitment”) shall be as calculated and specified in its Adhesion Agreement.  Upon execution and delivery of an Adhesion Agreement and, as applicable, a joinder, the other Backstoppers shall be deemed to have severally assigned to the New Backstopper such portion of the total Backstop Commitments as is equal to the Assigned Commitment, and the amount of total Backstop Commitments assigned by each other Backstopper shall be its pro rata share of the Assigned Commitment (based on the fraction that its respective Backstop Commitment immediately prior to the assignment to the New Backstopper represents of the Total Offering Size).  The other Backstoppers hereby irrevocably consent to any such assignment of their Backstop Commitments. For certainty, the term “Backstopper” in this Agreement includes any New Backstopper.

(c)                                  Each Backstopper represents, warrants and covenants that it has, and at the Funding Deadline (as defined below) will have, the financial ability and sufficient funds to make and complete the payment for all Backstopped Shares that it has committed to purchase hereunder, and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person, and will on request deliver to the Companies reasonably satisfactory evidence of the foregoing.

(d)                                 Without limiting Section 2(c), each Backstopper shall deliver to Lone Pine, not later than 2:00 p.m. (Calgary time) on the day that five Business Days prior to the Implementation Date (the “Funding Deadline”), either:

(i)                                    cash in an amount equal to such Backstopper’s Backstop Commitment as at the date on which the Backstopper makes such delivery; or

(ii)                                 a letter of credit, in form and substance reasonably satisfactory to the Companies, having a face amount equal to the amount described in Section 2(d)(i), and issued by a financial institution having an equity market capitalization of at least $10,000,000,000 and a credit rating of at least A+ from Standard & Poor’s or A1 from Moody’s, in each case with irrevocable instructions to use such cash or letter of credit, as applicable, to the extent required to enable such Backstopper to comply with its Backstop Purchase Obligation.

(e)                                  In the event that any one or more Backstoppers (other than an Initial Backstopper) fails to meet its obligations in respect of its Backstop Commitment on or before the Funding Deadline (any such Backstopper, a “Defaulting Backstopper”), the Initial Backstoppers shall fund and otherwise assume the Backstop Commitment(s) of the Defaulting Backstopper(s) on a pro rata basis (based on the fraction that the Backstop Commitment of each Initial Backstopper represents of the total Backstop Commitments of all Initial Backstoppers).

(f)                                   Each Backstopper acknowledges and agrees that, following implementation of the Plan, the Preferred Shares and any other securities distributed under the Plan may not be freely tradable in Canada, the United States or any other jurisdiction and may be subject to resale restrictions under Securities Legislation; and Lone Pine shall file or cause to be filed with the Commission and with applicable securities regulatory authorities in Canada such forms, notices, applications or other documents as may be necessary to seek to terminate its reporting obligations (or, as applicable, any reporting obligations of its successor) under Securities Legislation effective as at (or immediately before) the effective time of the Plan or as soon as practicable thereafter.

3.                                      Covenants and Agreements of the Companies

Subject to and in accordance with the terms and conditions of this Agreement, the Companies undertake and agree with and in favour of each of the Backstoppers that:

(a)                                 Lone Pine will advise:

(i)                                    each Backstopper, within three Business Days following the Election Deadline, of the total number of Preferred Shares subscribed for under the Subscription Privilege; and

(ii)                                 each Backstopper, within three Business Days following the Assignment Deadline, of each Backstopper’s adjusted Backstop Commitment.

(b)                                 The Companies will use commercially reasonable efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Preferred Shares and the entering into and performance by them of this Agreement and the transactions contemplated herein.

(c)                                  From the date hereof through the earlier of the Implementation Date and termination of this Agreement, the Companies will notify Goodmans, in writing, within two Business Days of receipt of any notice, written demand, request, inquiry or other correspondence (in each case, both formal or informal) by any Governmental Entity concerning the Share Offering or the issuance, or threatened or contemplated issuance, by any Governmental Entity of any cease trading or similar order or ruling relating to any securities of the Companies.  Any notice delivered pursuant to this Section 3(c) shall contain reasonable details of the notice, demand, request, inquiry, correspondence, order or ruling in question.

(d)                                 The Companies shall take all action as may be necessary for the Share Offering to be effected in accordance with Securities Legislation.

(e)                                  Within three Business Days following the earlier of termination of this Agreement or the completion of the Share Offering on implementation of the Plan, to the extent not required to enable a Backstopper to comply with its Backstop Purchase Obligation, Lone Pine will return to such Backstopper the cash deposit (or, as applicable, such portion thereof as may remain after its application towards the Backstop Payment Amount as provided in Section 6(b)(i) hereof) or the letter of credit (or, as applicable, such portion thereof as may be undrawn after payment of the Backstop Payment Amount as provided in Section 6(b)(ii) hereof) provided by that Backstopper to Lone Pine pursuant to Section 2(d).

(f)                                   On implementation of the Plan, the net proceeds of the Share Offering shall be used by the Companies to pay down outstanding indebtedness under the Credit Agreement plus reasonable out-of-pocket costs, expenses and other amounts payable in connection with the implementation and completion of the Recapitalization.

(g)                                  Following a reasonable advance request by Goodmans or the Initial Backstoppers (which in any case shall not require more than two Business Days’ advance notice), the Companies shall, to the extent permitted by Law and the terms of any confidentiality obligations to which any of the Companies are subject, and subject to and in accordance with the terms of the Advisor Confidentiality Agreement and applicable Noteholder Confidentiality Agreement, provide Goodmans or such Initial Backstoppers, or any of them, as the case may be, with reasonable access to the Companies’ books and records (other than books or records that are subject to solicitor-client privilege) for review in connection with the Share Offering; provided that the provision of access to books and records shall be made or undertaken in a manner that minimizes disruption to the Companies and their business and operations; and further provided that the Companies may require that the scope and term of the applicable Advisor Confidentiality Agreement and Noteholder Confidentiality Agreement be enlarged or extended in connection with providing such access.

(h)                                 On the Implementation Date, the Companies shall pay to the non-Defaulting Backstoppers an aggregate cash fee equal to 4% of the gross proceeds of the Share Offering to the Issuer, which payment shall be distributed among such non-Defaulting Backstoppers pro rata based on their Backstop Commitments as of the Election Deadline (the “Backstop Consideration”).

(i)                                     If the Companies enter into an agreement with respect to an Other Transaction in accordance with Section 4(k) of the Support Agreement, Lone Pine shall within three Business Days pay a break fee of US$2 million in cash, payable to the Backstoppers on a pro rata basis, based on the principal amount of their Notes, and provided further that no such fee shall be payable to any Backstopper that has not complied in all material respects with the Support Agreement and this Agreement, and in which case the amount of the break fee that would have been payable to that Backstopper shall not be payable to any of the other non-breaching Backstoppers.

4.                                      Representations and Warranties of the Backstoppers

Each Backstopper hereby represents and warrants, severally and not jointly, to the Companies (and acknowledges that the Companies are relying upon such representations and warranties) that:

(a)                                 This Agreement has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery by the Companies, this Agreement constitutes the legal, valid and binding obligation of such Backstopper, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

(b)                                 It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.

(c)                                  It is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement; it has conducted its own analysis and made its own decision to enter in this Agreement and has obtained such independent advice in this regard as it deemed appropriate; and it has not relied in such analysis or decision on any Person other than its own independent advisors.

(d)                                 The execution and delivery of this Agreement by it and the completion by it of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not violate or conflict with any Law applicable to the Backstopper or any of its properties or assets.

(e)                                  To the best of its knowledge, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against the Backstopper or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Backstopper’s ability to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(f)                                   It has, and on the Implementation Date will have, the financial ability and sufficient funds to make and complete the payment for all of the Backstopped Shares that it has committed to purchase pursuant to its Backstop Commitment, and the availability of such funds will not be subject to the consent, approval or authorization of any Person(s).

(g)                                  It is an “accredited investor” as defined under Section 501 of Regulation D under the U.S. Securities Act.

(h)                                 It is acquiring the Preferred Shares solely for investment for its own account or on account of funds managed by it, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction in violation of Securities Legislation.  It will hold the Preferred Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof within the meaning of the U.S. Securities Act, except in compliance with applicable Securities Legislation.  It understands that the Preferred Shares (i) are being offered in a transaction not involving any public offering in the U.S. within the meaning of the U.S. Securities Act; (ii) have not been registered under the U.S. Securities Act or any U.S. securities laws; and (iii) may not be reoffered, resold, pledged or otherwise transferred except: (A) to a person whom it reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the U.S. Securities Act; (B) pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder (if available); (C) in accordance with another exemption from the registration requirements of the U.S. Securities Act (and based upon an opinion of counsel acceptable to the Companies, if the Companies so request); (D) to the Companies; or (E) pursuant to an effective registration statement under the U.S. Securities Act, and, in each case of clauses (A) through (E), in accordance with all applicable U.S. state securities laws.  It agrees to notify any subsequent purchaser of the Preferred Shares from it of the resale restrictions set forth in the preceding sentence.

(i)                                     It acknowledges that neither the Companies nor any person representing the Companies has made any representation to it with respect to the Companies or the

Share Offering, other than the representations and warranties of the Companies contained in Section 5 and, where it is also a Consenting Noteholder, in the Support Agreement. It has had access to such financial and other information concerning the Companies and the Preferred Shares as it has deemed necessary in connection with its decision to acquire the Preferred Shares, including the reports filed with the Commission by Lone Pine (including the risk factors set forth therein) and any opportunity to ask questions of and request information from the Companies.  It represents that it, together with its professional advisers, is a sophisticated investor with respect to the Preferred Shares and the Companies, and is capable of evaluating the risks associated with a transaction involving the Preferred Shares and the Companies, including the risk of transacting on the basis of inferior information, and that it is capable of sustaining any loss resulting therefrom without material injury.  It has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Shares.  Notwithstanding anything contained in this Section 4(i), the acknowledgments contained in this Section 4(i) do not affect the representations and warranties contained in Section 5 or, where a Backstopper is also a Consenting Noteholder, in the Support Agreement.

(j)                                    It acknowledges that prior to any proposed transfer of Preferred Shares, it may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation to the Issuer and, if applicable, the registrar and transfer agent for the Preferred Shares to the effect that such transfer would not violate applicable Securities Legislation; and that the Issuer and, if applicable, the registrar and transfer agent for the Preferred Shares will not be required to accept for registration of transfer any Preferred Shares except upon presentation of evidence satisfactory to them that the proposed transfer will be made in accordance with applicable securities laws.

(k)                                 It understands that all certificates representing Preferred Shares will bear a legend substantially to the following effect, unless otherwise agreed by the Issuer and it, and such other legends as may be required under applicable Securities Legislation:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” (AS DEFINED UNDER SECTION 501 OF REGULATION D UNDER THE U.S. SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SECURITIES EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT (IF AVAILABLE), (D)

IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THESE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

5.                                      Representations and Warranties of the Companies

Each of the Companies hereby represents and warrants to each Backstopper (and each of the Companies acknowledges that each of the Backstoppers are relying upon such representations and warranties) that:

(a)                                 This Agreement has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery by each Backstopper, this Agreement constitutes the legal, valid and binding obligation of such Company, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

(b)                                 It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to own its properties and assets and to conduct its business, and to execute and deliver this Agreement and, subject to the satisfaction of the conditions in this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(c)                                  The execution and delivery of this Agreement by such Company and the completion by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not violate or conflict with (i) any Law applicable to such Company or any of its properties or assets or (ii) other than the Credit Agreement (and the other “Loan Documents” as that term is defined in the Credit Agreement) and the Indenture, and subject to compliance with the provisions of the Tax Sharing Agreement, if applicable, any Material Contract to which the Company is a party.

(d)                                 All Preferred Shares issued pursuant to the Share Offering will be validly issued as fully paid and non-assessable shares of the Issuer.

(e)                                  At the Implementation Date and subject to the completion of the filings and other matters contemplated herein, the distribution of the Preferred Shares by the Issuer to Eligible Subscribers will comply with Securities Legislation.

In addition, each Company makes to each Backstopper the representations and warranties made by it in the Support Agreement.

6.                                      Closing

(a)                                 The closing of the issuance by Lone Pine and the purchase by the Backstoppers of the Backstopped Shares hereunder shall be completed at the offices of Bennett Jones LLP in Calgary, Alberta in connection with the implementation of the Plan.

(b)                                 Subject to and in accordance with the terms and conditions of this Agreement and the Plan, on the Implementation Date, each Backstopper shall pay, in immediately available funds, by wire transfer to an account designated by Lone Pine, an amount equal to the aggregate Issue Price for the Backstopped Shares to be purchased by such Backstopper (the “Backstop Payment Amount”) pursuant to its Backstop Purchase Obligation, as determined in accordance with its Backstop Commitment; provided that:

(i)                                    in the case of a Backstopper who has delivered a cash deposit pursuant to Section 2(d)(i), Lone Pine shall be entitled to apply that cash deposit towards the Backstop Payment Amount; and

(ii)                                 in the case of a Backstopper who delivers a letter of credit pursuant to Section 2(d)(ii) and who has not otherwise paid its Backstop Payment Amount to Lone Pine as required hereunder, Lone Pine shall be entitled to draw upon the letter of credit for payment of the Backstop Payment Amount;

and subject to Lone Pine in fact receiving payment from or for the account of a Backstopper payment of its Backstop Payment Amount as provided herein and, as applicable, the Plan, Lone Pine shall within three Business Days deliver or cause to be delivered to or as directed by such Backstopper its Backstop Consideration and definitive certificates representing the Backstopped Shares so purchased.

7.                                      Conditions to Share Offering

(a)                                 The respective obligations of each of Lone Pine and the Backstoppers to complete the transactions contemplated hereby are subject to the reasonable satisfaction of the following conditions prior to or at the Effective Time, each of which is for the mutual benefit of the Companies, on the one hand, and the Backstoppers, on the other hand, and may be waived, in whole or in part, jointly by the Companies and the Consenting Noteholders (provided that such conditions shall not be enforceable by the Companies or the Backstoppers, as the case may be, if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Party seeking enforcement (or, in the case where the party seeking enforcement is one or more of the Backstoppers, an action, error or omission by or within the control of any Backstopper)):

(i)                                    the Plan, as filed and approved, shall be acceptable to Lone Pine and the Initial Backstoppers;

(ii)                                 all conditions precedent to implementation of the Plan shall have been satisfied or waived in accordance with the terms of the Plan;

(iii)                              there shall not be any actions, investigations or proceedings, including appeals and applications for review, in progress, or to the knowledge of Lone Pine or the Backstoppers, pending or threatened, by or before any Governmental Entity, in relation to the Preferred Shares or the Share Offering, any of which is reasonably likely to be successful against Lone Pine and which operates to prevent or restrict the lawful distribution of the Preferred Shares (which prevention or restriction is continuing);

(iv)                             there shall not be any order issued by a Governmental Entity pursuant to applicable Laws, nor shall there be any change of applicable Law, in either case which operates to prevent or restrict the lawful distribution of the Preferred Shares (which prevention or restriction is continuing); and

(v)                                the Parties shall have performed all of their material obligations under and in accordance with this Agreement and the Support Agreement.

(b)                                 The obligations of the Backstoppers to complete the purchase of the Backstopped Shares are subject to satisfaction of the following conditions on or before the Implementation Date, each of which is for the benefit of the Backstoppers and may be waived, in whole or in part, by the Initial Backstoppers (provided that such conditions shall not be enforceable by the Initial Backstoppers if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Initial Backstopper seeking enforcement):

(i)                                    all actions required to be taken by or on behalf of Lone Pine, including the passing of all requisite resolutions of the directors of Lone Pine and all requisite filings with, or approvals, orders, rulings and consents of, any Governmental Entity will have occurred on or prior to the Implementation Date, so as to validly authorize the Share Offering, the creation and issuance of the Preferred Shares and the purchase of Backstopped Shares by the Backstoppers as contemplated by this Agreement (but excluding, for greater certainty, such filings, approvals, orders, rulings and consents, as may be required to permit the Backstoppers to acquire all of the Preferred Shares that may be issued to them pursuant to the Share Offering and this Agreement);

(ii)                                 except as contemplated hereby, the terms of the Share Offering and the Preferred Shares shall not have been changed in any material respect;

(iii)                              the representations and warranties of the Companies contained in this Agreement and the Support Agreement continue to be true and correct except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Agreement and the Support Agreement or where the failure of such representations and warranties to be true and correct would not reasonably be expected to result in a Material Adverse Change;

(iv)                             there shall not have occurred after the date hereof a Material Adverse Change; and

(v)                                there shall not exist, after giving effect to the Recapitalization and the other transactions contemplated by this Agreement and the Support Agreement and assuming implementation of the Plan, any Material default or event of default under any Material Contract now in effect that will remain in effect following the Implementation Date (other than those defaults or events of default that are remedied, waived, stayed, extinguished or otherwise in any way rendered inoperative as part of the Recapitalization Proceedings).

(c)                                  Each of the Companies and the Backstoppers agree that it will use commercially reasonable efforts to cause the conditions set forth in this Section 7 to be satisfied on or before the Implementation Date to the extent that such conditions relate to acts to be performed or caused to be performed by such Party.

8.                                      Approval, Consent, Waiver, Amendment, Termination of or by Backstoppers

(a)                                 Except as may be otherwise specifically provided for under this Agreement, where this Agreement provides that a matter shall have been approved, agreed to, consented to, waived, amended or terminated by the Backstoppers or by the Initial Backstoppers, or that a matter must be satisfactory to the Backstoppers or the Initial Backstoppers, such approval, agreement, consent, waiver, amendment, termination, satisfaction or other action shall have been obtained or satisfied, as the case may be, for the purposes of this Agreement where Backstoppers or Initial Backstoppers, as the case may be, having at least a majority of the aggregate Backstop Commitment of the Backstoppers or Initial Backstoppers, as the case may be, shall have confirmed their approval, consent, waiver, amendment, termination or satisfaction, as the case may be, to the Companies or to Goodmans, in which case Goodmans shall communicate any such approval, agreement, consent, waiver, amendment, termination, satisfaction or other action to the Companies for purposes of this Agreement and the terms and conditions hereof.  The Companies shall be entitled to rely on any such confirmation of approval, agreement, consent, waiver, amendment, termination, satisfaction or other action communicated to the Companies or any of them by Goodmans without any obligation to inquire into Goodmans’ authority to do so on behalf of the Backstoppers or the Initial Backstoppers, as the case may be, and such communication shall be effective for all purposes of this Agreement and the terms and conditions hereof.

(b)                                 Except as expressly set forth in this Agreement, no Backstopper shall enter into any agreement or understanding with any other Backstopper which requires any voting threshold higher than that which is set forth in Section 8(a).  Each

Backstopper represents and warrants to the Companies that it has not entered into any such agreement or understanding.

9.                                      Backstopper Termination Events

This Agreement may be terminated by the delivery to the Companies of a written notice in accordance with Section 14(k) by the Backstoppers (as determined in accordance with Section 8 hereof) in the exercise of their sole discretion, upon the occurrence and, if applicable, continuation of any of the following events:

(a)                                 the Support Agreement has been terminated for any reason;

(b)                                 the Share Offering is not completed on or before January 31, 2014 (or such other date as the Companies and the Initial Backstoppers may agree in writing);

(c)                                  failure by any of the Companies to comply in all material respects with, or default by any of the Companies in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement or the Support Agreement, which is not cured within five Business Days after the receipt of written notice of such failure or default;

(d)                                 if any representation or warranty of the Companies made in this Agreement or the Support Agreement shall prove untrue in any material respect as of the date when made;

(e)                                  if any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, either of which operates to prevent or restrict the lawful distribution of the Preferred Shares; and

(f)                                   the occurrence of a Material Adverse Change after the date hereof.

10.                               Company Termination Events

This Agreement may be terminated by the delivery to the Backstoppers of a written notice in accordance with Section 14(k) by Lone Pine (on behalf of the Companies), in the exercise of its sole discretion, upon the occurrence and, if applicable, continuation of any of the following events:

(a)                                 the Support Agreement has been terminated for any reason;

(b)                                 the Share Offering is not completed on or before January 31, 2014 (or such other date as the Companies and the Initial Backstoppers may agree in writing);

(c)                                  failure by any of the Backstoppers (other than a Defaulting Backstopper whose obligations have been assumed by the Initial Backstoppers pursuant to Section 2(e) hereof) to comply in all material respects with, or default by any of the Backstoppers in the performance or observance of, any term, condition, covenant or agreement set forth in this Agreement, which is not cured within five Business Days after the receipt of written notice of such failure or default;

(d)                                 if any representation or warranty of any of the Backstoppers made in this Agreement shall prove untrue in any material respect as of the date when made; and

(e)                                  if any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, which operates to prevent or restrict the lawful distribution of the Preferred Shares.

This Agreement may be terminated as to a breaching Backstopper only, by delivery to such breaching Backstopper of a written notice in accordance with Section 14(k) by Lone Pine (on behalf of the Companies), in the exercise of its sole discretion and provided that the Companies are not in default hereunder, upon the occurrence and continuation of any of the following events:

(f)                                   failure by the breaching Backstopper to comply in all material respects with, or default by the breaching Backstopper in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement which is not cured within five Business Days after the receipt of written notice of such failure or default; or

(g)                                  if any representation, warranty or other statement of the breaching Backstopper made or deemed to be made in this Agreement shall prove untrue in any material respect as of the date when made.

11.                               Mutual Termination

This Agreement and the obligations of all Parties hereunder, may be terminated by mutual agreement between (a) the Companies and (b) the Initial Backstoppers.

12.                               Confidentiality

The Companies agree to use reasonable best efforts to maintain the confidentiality of the identity and commitments of the Backstoppers (including among the Backstoppers and, without limitation, the information contained on Schedule B and Schedule C hereto); provided, however, that such information may be disclosed: (i) to each of the Companies’ respective Representatives provided that each such Representative is informed of and complies with this confidentiality provision; (ii) to Persons in response to, and to the extent required by, any subpoena or other legal proceedings; and (iii) as may be required by applicable Law.  If the Companies or its Representatives receive a subpoena or other legal proceeding for such information, or determine, on the advice of counsel, that disclosure of such information is required by applicable Law, the Companies shall provide the applicable Backstopper(s) with prompt written notice and a copy of the subpoena or other applicable legal proceeding so that the Backstopper(s) may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 12, the Companies may disclose the existence of and nature of support evidenced by this Agreement in any public disclosure

(including, without limitation, press releases and court materials) produced by the Companies at the discretion of the Companies, provided that all such disclosures are (a) made in accordance with Section 9 of the Support Agreement and (b) in the context of any such public disclosure, only the aggregate holdings of the Consenting Noteholders may be disclosed (but not their individual identities or holdings).  Except as set forth in this Section 12, nothing in this Agreement shall obligate the Companies to make any public disclosure of this Agreement.

13.                               Further Assurances

Each Party shall do all such things in its control, take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

14.                               Miscellaneous

(a)                                 The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

(b)                                 Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(c)                                  Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

(d)                                 This Agreement and any other agreements contemplated by or entered into pursuant to this Agreement (which will include the Plan), together with the Noteholder Confidentiality Agreements, the Advisor Confidentiality Agreements and the Support Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(e)                                  The agreements, representations and obligations of the Companies under this Agreement are, in all respects, joint and several.  The Companies acknowledge and agree that any waiver or consent that the Backstoppers or the Initial Backstoppers may make on or after the date hereof has been made by the Backstoppers or the Initial Backstoppers, as the case may be, in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of the Companies hereunder.

(f)                                   The agreements, representations and obligations of the Backstoppers under this Agreement are, in all respects, several (in proportion to the percentage of the aggregate Backstop Commitments of all the Backstoppers represented by each such Backstopper’s Backstop Commitment) and not joint and several.

(g)                                  Any person signing this Agreement in a representative capacity (i) represents and warrants that he/she is authorized to sign this Agreement on behalf of the Party he/she represents and that his/her signature upon this Agreement will bind the represented Party to the terms hereof, and (ii) acknowledges that the other Parties hereto have relied upon such representation and warranty.

(h)                                 No director, officer or employee of any of the Companies or any of their legal, financial or other advisors shall have any personal liability to any of the Backstoppers under this Agreement.  No director, officer or employee of any of the Backstoppers or their Advisors shall have any personal liability to the Companies under this Agreement.

(i)                                     This Agreement may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and the Initial Backstoppers (as determined in accordance with Section 8 hereof), provided that: (A) any fundamental changes to the obligations of Backstoppers hereunder shall require the consent of each Backstopper; and provided further that (B) in the event that any Backstopper does not consent to an amendment proposed under (A) above, then any other Backstopper shall be entitled to assume the obligations of any such non-consenting Backstopper.

(j)                                    Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(k)                                 All notices, consents and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by PDF/email transmission, in each case addressed to the particular Party:

(i)	If to the Company, at:

Lone Pine Resources Inc.
1100, 640 – 5th Avenue S.W.
Calgary, Alberta, Canada T2P 3G4

	Attention:	Charles R. Kraus
	Email:	crkraus@lonepineresources.com

with a required copy (which shall not be deemed notice) to:

Bennett Jones LLP
4500 Bankers Hall East
855 - 2nd Street S.W.
Calgary, Alberta, Canada T2P 4K7

	Attention:	Chris Simard / Colin Perry
	Email:	simardc@bennettjones.com / perryc@bennettjones.com

(ii)	If to the Backstopper, at:

the address set forth for the Backstopper at the address shown for it beside its signature, with a required copy (which shall not be deemed notice) to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario, Canada M5H 2S7

	Attention:	Robert J. Chadwick / Brendan D. O’Neill
	Email:	rchadwick@goodmans.ca / boneill@goodmans.ca

- and to -

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038-4982

	Attention:	Kristopher Hansen / Jeffrey Lowenthal
	Email:	khansen@stroock.com / jlowenthal@stroock.com

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(l)                                     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(m)                             The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto.

(n)                                 This Agreement is governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein. Each Party submits to the jurisdiction of the courts of competent jurisdiction in the Province of Alberta in respect of any action or proceeding relating to this Agreement. The Parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

(o)                                 The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise.  Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(p)                                 Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

(q)                                 This Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

[Signature pages follow]

LONE PINE RESOURCES INC.

Per:	/s/ Tim S. Granger
Tim S. Granger
President and Chief Executive Officer

LONE PINE RESOURCES CANADA LTD.

Per:	/s/ Tim S. Granger
Tim S. Granger
President and Chief Executive Officer

LONE PINE RESOURCES (HOLDINGS) INC.

Per:	/s/ Tim S. Granger
Tim S. Granger
President

WISER DELAWARE LLC

By: Lone Pine Resources Inc., as Class A Manager of Wiser Delaware LLC

Per:	/s/ Patrick R. McDonald
Patrick R. McDonald
Chairman

Signed at: Denver, Colorado, USA

By: Class B Manager of Wiser Delaware LLC

Per:	/s/ Mary S. Stawikey
Name: Mary S. Stawikey
Title: Manager

Signed at: Wilmington, Delaware, USA

WISER OIL DELAWARE, LLC

By: Lone Pine Resources Inc., as Class A Manager of Wiser Oil Delaware, LLC

Per:	/s/ Patrick R. McDonald
Patrick R. McDonald
Chairman

Signed at: Denver, Colorado, USA

By: Class B Manager of Wiser Oil Delaware, LLC

Per:	/s/ Mary S. Stawikey
Name: Mary S. Stawikey
Title: Manager

Signed at: Wilmington, Delaware, USA

STRICTLY CONFIDENTIAL

Name of Initial Backstopper or Authorized Representative:
Per:

Name:

Title:

Address:

SCHEDULE A

DEFINITIONS

Definition	Section or Page Number
“Agreement”	Page 1 (1st paragraph)
“Assignment Deadline”	Section 2(b)
“Backstop Consideration”	Section 3(h)
“Backstop Payment Amount”	Section 66(b)
“Backstopper” or “Backstoppers”	Page 1 (1st paragraph)
“Backstopped Shares”	Section 2(a)(i)
“Companies”	Page 1 (1st paragraph)
“Defaulting Backstopper”	Section 2(e)
“Funding Deadline”	Section 2(d)
“Issue Price”	Section 1(b)
“Lone Pine”	Page 1 (1st paragraph)
“Lone Pine Canada”	Page 1 (1st paragraph)
“New Backstopper”	Section 2(b)
“Notes”	Page 1 (2nd paragraph)
“Party” or “Parties”	Page 1 (4th paragraph)
“Plan”	Page 1 (2nd paragraph)
“Preferred Shares”	Page 1 (2nd paragraph)
“Recapitalization”	Page 1 (2nd paragraph)
“Recapitalization Proceedings”	Page 1 (2nd paragraph)
“Share Offering”	Page 1 (2nd paragraph)
“Subscription Privilege”	Section 1(a)
“Support Agreement”	Page 1 (2nd paragraph)
“Term Sheet”	Page 1 (2nd paragraph)

In addition, capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Support Agreement, and the following terms used in this Agreement shall have the following meanings:

“Backstop Commitment” means (i) in the case of a new Backstopper, the commitment of the new Backstopper set forth below its signature to the Adhesion Agreement (which shall be kept

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confidential by the Parties), or (ii) in the case of the Initial Backstoppers, the commitment set forth on Schedule C hereto (which Schedule shall be kept confidential by the Parties), as any such commitment may be adjusted based on any assignment pursuant to Section 2(b).

“Backstop Purchase Obligation” means the obligation of a Backstopper to purchase Backstopped Shares in accordance with the terms and conditions of this Agreement.

“Eligible Subscriber” means a person that: (i) is a holder, on the record date for the Recapitalization, of Notes or other unsecured claims against any of the Companies that are to be compromised and extinguished in exchange for common shares of the Issuer pursuant to implementation of the Plan; and (ii) is an “accredited investor” as defined under Section 501 of Regulation D under the United States Securities Act of 1933, as amended.

“Election Deadline” means 4:00 p.m. (Calgary time) on the date specified in the Plan as being the date and time by which Eligible Subscribers must elect, in accordance with the terms and conditions of the Plan, to participate in the Share Offering.

“Information Circular” means the information circular to be prepared by the Companies and distributed to Noteholders and other applicable stakeholders in connection with the meeting of creditors to consider and vote on the Plan, all in accordance with applicable order(s) of the Court.

“Initial Backstoppers” means the Initial Consenting Noteholders under the Support Agreement.

“Issuer” means Lone Pine or, in the event of a Restructuring as contemplated by Section 7 of the Support Agreement, Lone Pine Canada or the new corporation.

“Participating Subscriber” means an Eligible Subscriber who validly elects, in accordance with the provisions of the Plan, to subscribe for Preferred Shares pursuant to the Subscription Privilege.

“Total Offering Size” means $100,000,000.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

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SCHEDULE B

FORM OF ADHESION AGREEMENT

STRICTLY CONFIDENTIAL

This Adhesion Agreement is made as of the date below (the “Adhesion Agreement”) by the undersigned (the “New Backstopper”) in connection with the backstop agreement dated September 24, 2013 (the “Backstop Agreement”) among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC and Wiser Oil Delaware, LLC and the Backstoppers that are signatories thereto.  Capitalized terms used herein have the meanings assigned in the Backstop Agreement unless otherwise defined herein.

RECITALS:

A.                                    Section 2(b) of the Backstop Agreement provides that a portion of the Backstop Commitment and associated rights of the Initial Backstoppers may be assigned to other Eligible Subscribers.

B.                                    It is intended that the New Backstopper receive an assignment of a portion of the Backstop Commitment and associated rights, and the New Backstopper is therefore required to be bound by the terms of the Backstop Agreement on the terms and subject to the conditions set forth in this Adhesion Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Backstopper agrees as follows:

1.                                      The New Backstopper hereby agrees to be fully bound as a Backstopper under the Backstop Agreement in respect of and to the extent of the Backstop Commitment of the New Backstopper as calculated and set forth below.  Without limiting the generality of this section, the New Backstopper makes the covenants, agreements, representations and warranties set forth in Sections 2 and 4 of the Backstop Agreement.

2.                                      Except as expressly modified hereby, the Backstop Agreement shall remain in full force and effect, in accordance with its terms.

3.                                      This Adhesion Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein, without regard to principles of conflicts of law.

4.                                      This Adhesion Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

[Remainder of this page intentionally left blank; next page is signature page.]

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DATED as of:

Name of New Backstopper or Authorized Representative:
Per:

Name:

Title:

Address:

Calculation of Backstop Commitment of New Backstopper:

The Backstop Commitment of the New Backstopper shall be calculated as follows:

1.	The total amount of Notes and/or other general unsecured claims held by the New Backstopper (as shown across);	$ [insert]

2.	Divided by the aggregate amount of holdings of Notes and/or other proven, liquidated general unsecured claims held by the Initial Backstoppers and any other New Backstoppers (as shown across);	$ [insert]

3.	Multiplied by $100,000,000.00	$ [insert]

Backstop Commitment of New Backstopper (as shown in step 3 above): $

B-2

SCHEDULE C

ALLOCATION OF BACKSTOP COMMITMENTS

STRICTLY CONFIDENTIAL

Name of Initial Backstoppper	Backstop Commitment

TOTAL:	$100,000,000

Note:  The respective Backstop Commitments of the Initial Backstoppers are subject to adjustment in accordance with Section 2(b) of the Backstop Agreement of which this Schedule forms as part and, in the event of any such adjustment, this Schedule will be revised and restated to reflect the Backstop Commitments of all Backstoppers.

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